Exhibit 5.4

11 S. Meridian Street
Indianapolis, IN 46204-3535 U.S.A.
(317) 236-7292
Fax (317) 231-7433

www.btlaw.com
February 22, 2024
LKQ Corporation
500 West Madison Street, Suite 2800
Chicago, Illinois 60661
Re: LKQ Corporation Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as special Indiana counsel for FinishMaster, Inc., an Indiana corporation (the “Indiana Guarantor”), in connection with the filing by LKQ Corporation, a Delaware corporation (the “Company”), the Dutch Subsidiary (as defined below) and each of the subsidiaries of the Company listed on Schedule I hereto, including the Indiana Guarantor (the “Subsidiary Guarantors”) of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), among other things, an undetermined dollar amount (or its foreign currency equivalent) of (a) the Company’s debt securities (collectively, the “Company Debt Securities”), which may be fully and unconditionally guaranteed by one or more of the Subsidiary Guarantors, and which may be issued pursuant to an indenture, the form of which is attached as Exhibit 4.18 to the Registration (the “Company Indenture”), as the same may be supplemented on or after the date hereof, among the Company, the Subsidiary Guarantors, a trustee to be named (the “Trustee”) and a paying agent, transfer agent, and registrar to be named (the “Agent”); (b) debt securities (the “Euro Debt Securities” and together with the Company Debt Securities, the “Debt Securities”) of LKQ Dutch Bond, N.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of The Netherlands and an indirect wholly-owned subsidiary of the Company (the “Dutch Subsidiary”), which may be fully and unconditionally guaranteed by the Company and one or more of the Subsidiary Guarantors, and which may be issued pursuant to an indenture, the form of which is attached as Exhibit 4.19 to the Registration Statement, (the “Euro Indenture” and, together with the Company Indenture, the “Indentures”), as the same may be supplemented on or after the date hereof, among the Dutch Subsidiary, the Company, as a parent guarantor, the other Subsidiary Guarantors, the Trustee and the Agent; (c) guarantees (the “Company Guarantees”) of the Company Debt Securities by the Subsidiary Guarantors; and (d) guarantees (the “ Euro Subsidiary Guarantees” and, together with the Company Guarantees, the “Guarantees”) of the Euro Debt Securities by the Company and the other Subsidiary Guarantors.

February 22, 2024

In connection with this opinion we have examined the Articles of Incorporation (the “Articles”) and the Amended and Restated Bylaws (the “Bylaws”) of the Indiana Guarantor, each as amended as of the date hereof, the Registration Statement and the proceedings taken by the Indiana Guarantor in connection with the authorization and filing of the Registration Statement.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, instruments and other relevant materials as we deemed advisable and have made such examination of statutes and decisions and reviewed such questions of law as we have considered necessary or appropriate. As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Company and of others, without any independent verification thereof.
In our examination, we have assumed: (a) the legal capacity of all natural persons; (b) the genuineness of all signatures; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (e) the authenticity of the originals of such latter documents; (f) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and records we have reviewed; and (g) the absence of any undisclosed modifications to the Articles, the Bylaws or the agreements and instruments reviewed by us.
Based on and subject to the foregoing and to the other qualifications, assumptions and limitations set forth herein, we are of the opinion that the Indiana Guarantor is validly existing under the laws of the State of Indiana and possesses the requisite corporate power under the Articles, the Bylaws and the Indiana Business Corporation Law to execute, deliver and perform its obligations under the Registration Statement and the Indentures.
For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each issue of any Debt Securities and related Guarantees: (i) the Indiana Guarantor will remain validly existing under Indiana law; (ii) the Registration Statement and any additional required post-effective amendments thereto have all become effective under the Securities Act, such effectiveness has not been terminated or rescinded, and comply with all applicable laws; (iii) any Debt Securities and related Guarantees being offered will be issued and sold in compliance with applicable federal and state securities laws and as contemplated in the Registration Statement or the prospectus supplement relating thereto; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other governmental or regulatory authorities have been obtained, (v) the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed continue to be true, accurate and complete; (vi) the Articles and the Bylaws, as currently in effect, will not have been modified or amended and will be in full force and effect and (x) there shall not have occurred any change in law affecting the validity of any Debt Securities or related Guarantees to be issued.
We have further assumed that, at the time of the issuance, sale and delivery of any Debt Securities and related Guarantees: (i) all Debt Securities and related Guarantees will constitute valid and legally binding obligations of the Company, the Dutch Subsidiary and the Subsidiary

February 22, 2024

Guarantors, as applicable, enforceable in accordance with their terms; (ii) the execution, delivery and performance by the Company, the Dutch Subsidiary and the Subsidiary Guarantors, as applicable, of any indentures or supplemental indentures, and any agreements or other documents relating to the issuance of the Debt Securities and related Guarantees, as applicable, and all actions necessary for the issuance of the Debt Securities and related Guarantees, and the forms and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company, the Dutch Subsidiary and the Subsidiary Guarantors, whether imposed by any agreement or instrument to which the Company, the Dutch Subsidiary or the Subsidiary Guarantors are a party or by which they are bound or any court or other governmental or regulatory body having jurisdiction over the Company, the Dutch Subsidiary or the Subsidiary Guarantors; and (iii) there will not have occurred any change in law affecting the legally binding character or enforceability thereof.
In rendering the foregoing opinions, we express no opinion with respect to the laws of any jurisdiction other than the laws of the State of Indiana.
We are furnishing this opinion letter to you in connection with the filing of the Registration Statement. This opinion letter is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated. The opinions set forth herein are given as of the date hereof, and we undertake no obligation to update or supplement this letter if any applicable law changes after the date hereof or if we become aware of any fact or other circumstances that changes or may change any opinion set forth herein after the date hereof or for any other reason.
We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and the reference to our firm under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission.
Very truly yours,

/s/ Barnes & Thornburg LLP

February 22, 2024

SCHEDULE I
Subsidiaries

Subsidiary	State or Other Jurisdiction of Incorporation or Organization
A&A Auto Parts Stores, Inc.	Pennsylvania
American Recycling International, Inc.	California
Assured Quality Testing Services, LLC	Delaware
Automotive Calibration & Technology Services, LLC	Delaware
DriverFx.com, Inc.	Delaware
Global Powertrain Systems, LLC	Delaware
KAIR IL, LLC	Illinois
KAO Logistics, Inc.	Pennsylvania
KAO Warehouse, Inc.	Delaware
Keystone Automotive Industries, Inc.	California
Keystone Automotive Operations, Inc.	Pennsylvania
Keystone Automotive Operations of Canada, Inc.	Delaware
KPGW Canadian Holdco, LLC	Delaware
LKQ Auto Parts of Central California, Inc.	California
LKQ Best Automotive Corp.	Delaware
LKQ Central, Inc.	Delaware
LKQ Foster Auto Parts, Inc.	Oregon
LKQ Investments, Inc.	Delaware
LKQ Lakenor Auto & Truck Salvage, Inc.	California
LKQ Midwest, Inc.	Delaware
LKQ Northeast, Inc.	Delaware
LKQ Pick Your Part Central, LLC	Delaware
LKQ Pick Your Part Midwest, LLC	Delaware
LKQ Pick Your Part Southeast, LLC	Delaware
LKQ Southeast, Inc.	Delaware
LKQ Taiwan Holding Company	Illinois
LKQ Trading Company	Delaware
North American ATK Corporation	California
Pick-Your-Part Auto Wrecking	California
Potomac German Auto, Inc.	Maryland
Redding Auto Center, Inc.	California
Warn Industries, Inc.	Delaware
Earl Owen Co.	Texas
Uni-Select USA Holdings, Inc.	Delaware
FinishMaster, Inc.	Indiana
Uni-Select USA LLC	Delaware